Artisan Partners Asset Management Inc. Reports July 2015 Assets Under Management
Milwaukee, WI - August 11, 2015 - Artisan Partners Asset Management Inc. (NYSE: APAM) today reported that its assets under management (AUM) as of July 31, 2015 totaled $108.7 billion. Separate accounts accounted for $48.8 billion of total firm AUM, while Artisan Funds and Artisan Global Funds accounted for $59.9 billion.

ASSETS UNDER MANAGEMENT BY STRATEGY

As of July 31, 2015 - ($ Millions)
Global Equity Team
Non-U.S. Growth	32,274
Non-U.S. Small-Cap Growth	1,321
Global Equity	801
Global Small-Cap Growth	142

U.S. Value Team
U.S. Mid-Cap Value	10,774
U.S. Small-Cap Value	1,092
Value Equity	1,971

Growth Team
U.S. Mid-Cap Growth	16,925
U.S. Small-Cap Growth	2,492
Global Opportunities	6,800

Global Value Team
Non-U.S. Value	17,608
Global Value	15,050

Emerging Markets Team
Emerging Markets	597

Credit Team
High Income	783

Developing World Team
Developing World	44

Firm Total	$108,674

ABOUT ARTISAN PARTNERS
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies in growing asset classes to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners' autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com